EXHIBIT 4.15

               FORM OF FACE OF CERTIFICATED NOTE

[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

[ABOVE  LEGEND  TO BE INCLUDED ON TRANSFER RESTRICTED  SECURITIES
ONLY]
                  PANDA GLOBAL ENERGY COMPANY

               12-1/2% SENIOR SECURED NOTES DUE 2004

[Principal amount]                            No. [serial number]
Nominal unit value: [     ]             Cusip No. [             ]

           PANDA GLOBAL ENERGY COMPANY, a Cayman Islands exempted company (the "Issuer"), for value received, hereby promises to pay to ___________________, or registered assigns on each date (each a "Principal Payment Date") set forth on the schedule attached hereto as Schedule A (the "Amortization Schedule") the principal sum corresponding to such Principal Payment Date set forth on the Amortization Schedule, or on such earlier date as the entire principal hereof may become due in accordance with the provisions hereof. The Issuer further unconditionally promises to pay interest (including Liquidated Damages and Additional Amounts, if any) in arrears on April 15 and October 15 of each year, commencing October 15, 1997, on any outstanding portion of the unpaid principal amount hereof at 12-1/2% per annum to the person in whose name this Note is registered on the April 1 and October 1, respectively, next preceding such Interest Payment Date. Interest (including Liquidated Damages and Additional Amounts, if any) shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the date of original issuance, until payment of said principal sum has been made or duly provided for. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           The statements in the legend set forth above, if any, are an integral part of the terms of this Note and by acceptance hereof the holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

          This Certificated Note is issued in respect of an issue of U.S.$155,200,000 aggregate principal amount of 12-1/2% Senior Secured Notes due 2004 of the Issuer and is governed by the Trust Indenture dated as of April 22, 1997 and the First Supplemental Indenture dated as of April 22, 1997 (the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"), the terms of which Indenture are incorporated herein by reference. This Certificated Global Note shall, except as otherwise stated in the Indenture, be entitled to the same benefits as other Notes under the Indenture.

           Reference is made to the further provisions set forth under the Terms and Conditions of the Notes endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
                             PANDA  GLOBAL ENERGY COMPANY

                         By: ___________________________________
                         Name:
                         Title:


                 Certificate of Authentication


           This is one of the Certificated Notes described in the within-mentioned Indenture.


                              BANKERS TRUST COMPANY, as Trustee



                           By: ___________________________________


Authorized Officer

                           Schedule A


          Semi-annual                          Principal
          Payment Date                     Amount Repaid
          October 15, 2000
          April 15, 2001
          October 15, 2001
          April 15, 2002
          October 15, 2002
          April 15, 2003
          October 15, 2003
          April 15, 2004







                   [FORM OF REVERSE OF NOTES]
                      TERMS AND CONDITIONS

Aggregate Principal Amount of all Notes:            U.S.$155,200,000

Interest Rate:           12-1/2%

Interest Payment Dates:  April 15 and October 15
                         (commencing October 15, 1997)

Maturity Date:           April 15, 2004

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (_)   Interest.  Panda Global Energy Company (the
"Issuer"),  promises  to  pay interest  on  the  unpaid
principal  amount of this Senior Secured  Note  at  the
rate of 12-1/2% per annum, which interest shall be payable
in  cash semiannually in arrears on each April  15  and
October  15, or if any such day is not a Business  Day,
on  the next succeeding Business Day (each an "Interest
Payment   Date");  provided  that  the  first  Interest
Payment  Date shall be October 15, 1997.   Interest  on
this Senior Secured Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(_)   Method of Payment.  On each Interest Payment Date
the  Issuer will pay interest to the Person who is  the
Holder of record of this Senior Secured Note as of  the
close  of  business on April 1 or October 1 immediately
preceding  such  Interest Payment Date,  even  if  this
Senior Secured Note is cancelled after such record date
and   on   or   before  such  Interest  Payment   Date.
Principal,  premium,  if any, and  interest  (including
Liquidated Damages and Additional Amounts, if  any)  on
this  Senior  Secured  Note  will  be  payable  at  the
corporate trust office of the Trustee or, in the  event
the  Senior  Secured Notes do not remain in  book-entry
form,  at the option of the Issuer, payment of interest
may  be  made by wire transfer or check mailed  to  the
Holder  of this Senior Secured Note at its address  set
forth  in  the  register of Holders of  Senior  Secured
Notes;  provided that all payments with respect to  the
Global  Notes  and Certificated Notes, the  Holders  of
which  have given wire transfer instructions  to  Panda
Global  Holdings,  Inc.  (the "Company")  at  least  10
Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(_)   Paying Agent and Registrar.  Initially, Bankers
Trust Company, the Trustee under a Trust Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or the Company or any other of the Issuer's or the Company's Subsidiaries may act in any such capacity.

(_)   Indenture.  The Issuer issued the Senior Secured
Notes  under  a Trust Indenture dated as of  April  22,
1997,   as   supplemented  by  the  First  Supplemental
Indenture   thereto  dated  as  of   April   22,   1997
(collectively, the "Indenture") between the Issuer  and
the Trustee.  The Company has issued the Senior Secured
Notes  Guarantee under a Trust Indenture  dated  as  of
April   22,   1997,  as  supplemented  by   the   First
Supplemental  Indenture thereto dated as of  April  22,
1997   (collectively,  the  "Company   Indenture"   and
together with the Indenture, the "Indentures")  between
the  Company and the Trustee.  The terms of the  Senior
Secured  Notes  and the Senior Secured Notes  Guarantee
include  those stated in the Indentures and those  made
part  of  the  Indentures  by reference  to  the  Trust
Indenture  Act  of  1939,  as  amended  (15  U.S.  Code
  77aaa-77bbbb).   The  Senior Secured  Notes  and  the
Senior Secured Notes Guarantee are subject to all such terms, and Holders are referred to the applicable
Indenture  and such Act for a statement of such  terms.
The Senior Secured Notes are senior secured obligations of the Issuer equal in an aggregate principal amount to $155,200,000 and will mature on April 15, 2004.

(_)   Ranking.  The Senior Secured Notes will be senior
obligations  of the Issuer ranking senior in  right  of
payment to all subordinated Indebtedness of the  Issuer
and  pari  passu with all other Senior Indebtedness  of
the  Issuer.  The Senior Secured Notes are  secured  by
security  interests in the Collateral in favor  of  the
Noteholders acting through the Trustee pursuant to  the
Collateral  Documents. Subject to the  satisfaction  of
the  applicable  covenants by  the  Issuer,  additional
Senior  Indebtedness may be issued by the  Issuer  from
time to time, which additional Senior Indebtedness will
share equally and ratably in certain of the Collateral.
The  Senior  Secured Notes are effectively subordinated
to   all   Indebtedness  and  other   liabilities   and
commitments  of  all Subsidiaries of the  Issuer.   Any
right   of  the  Issuer  to  receive  assets   of   its
Subsidiaries,  pursuant to the terms of the  Collateral
Documents upon liquidation or reorganization of any such entity (and the consequent right of the Holders of the Senior Secured Notes to participate in those assets) will be effectively subordinated to the claims of that entity's creditors, except to the extent that the Issuer is itself recognized as a creditor of such entity, in which case the claims of the Issuer would still be subordinate to any security in the assets of its Subsidiaries, and any Indebtedness thereof, senior to that held by the Issuer.

(_)   Optional Redemption.   (_)  The Senior Secured
Notes  are not redeemable at the Issuer's option  prior
to  April 15, 2002.  From and after April 15, 2002, the
Senior  Secured Notes will be subject to redemption  at
the  option of the Issuer, in whole or in part  at  the
redemption   prices   (expressed  as   percentages   of
principal  amount)  set forth below  plus  accrued  and
unpaid  interest  (including  Liquidated  Damages   and
Additional Amounts, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

    Year                                    Percentage

    2002                                      107.00%
    2003                                      103.50%
    2004                                      100.00%

(_) Notwithstanding the provisions of clause (a) of this Paragraph 6, prior to April 15, 2000 the Issuer may, at its option, on any one or more occasions, redeem up to $51,733,000 of the aggregate principal amount of the Senior Secured Notes at a redemption price equal to 113.0% of the principal amount thereof, plus accrued and unpaid interest, if any, (including
Liquidated Damages and Additional Amounts, if any) thereon to the redemption date, with the Net Cash
Proceeds of one or more Public Equity Offerings by the Company, Panda Energy International, Inc. or any direct or indirect parent of the Company; provided that (i) such Net Cash Proceeds used for the purposes of the optional redemption are contributed as equity to the Issuer and (ii) at least $103,467,000 of the originally issued principal amount of Senior Secured Notes must remain outstanding immediately after giving effect to such redemption.

(_)   Mandatory Redemption.  Upon  the  occurrence  of
events  described below, the outstanding Senior Secured
Notes (together with, as provided in clause (vi) below,
any   additional  Senior  Indebtedness  of  the  Issuer
outstanding  at the time of such Mandatory Redemption),
will  be  redeemed  pro  rata within  90  days  of  the
occurrence   of  such  events  (as  more   particularly
specified in the Indenture), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including Liquidated
Damages and Additional Amounts, if any), if any, to the redemption date:

(i)    Upon the occurrence of a Luannan Event of Loss
or  Luannan  Expropriation Event that is determined  by
the Issuer to render the Luannan Facility incapable  of
being  rebuilt, repaired or restored so  as  to  permit
operation   of  the  entire  Luannan  Facility   on   a
Commercially  Feasible  Basis,  all  Luannan   Casualty
Proceeds and all Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans
(resulting  from such Luannan Event of Loss or  Luannan
Expropriation Event or otherwise) will be applied pro rata to the redemption of the Senior Secured Notes.

(ii) Upon the occurrence of a Luannan Event of Loss or Luannan Expropriation Event that is determined by the Issuer to render a portion of the Luannan Facility incapable of being rebuilt, repaired or restored, but permits the remaining portion of the Luannan Facility to be rebuilt, repaired or restored so as to permit operation of the remaining portion of the Luannan
Facility on a Commercially Feasible Basis (as confirmed by the Luannan Facility Engineer) such excess proceeds will be applied pro rata to the redemption of the Senior Secured Notes.

(iii)    Upon the occurrence of a Luannan Event of Loss
or  a Luannan Expropriation Event for which the Luannan
Casualty Proceeds or Luannan Expropriation Proceeds and
repayments of the Issuer Loan and the Shareholder Loans
exceed   the   aggregate  principal   amount   of   the
outstanding Senior Secured Notes, and any applicable interest thereon, the Issuer may, at its option, determine not to rebuild, repair or restore the Luannan
Facility. Upon such a determination by the Issuer, the outstanding Senior Secured Notes will be redeemed, in whole, but not in part. The amount of the Luannan
Casualty Proceeds or Luannan Expropriation Proceeds and repayments of the Issuer Loan and the Shareholder Loans resulting from such Luannan Event of Loss or Luannan
Expropriation Event will be applied to the redemption of the Senior Secured Notes.

(iv) Upon the payment of performance liquidated damage payments under the Luannan EPC Contract, the amount of performance liquidated damages paid, which are required to be applied to payment of the Issuer Loan and the Shareholder Loans, will be applied pro rata to the redemption of the Senior Secured Notes.

(v)  Upon the occurrence of a Domestic Project Event
that  results in Domestic Project Event Proceeds, after
the  amounts of such proceeds have been used to fulfill
any and all mandatory redemption or mandatory repayment
obligations pursuant to (a) the PFC Indenture  and  (b)
the   debt  instrument  or  instruments  governing  the
project level financing of such Domestic Project, any and all excess proceeds shall be applied pro rata to the redemption of the Senior Secured Notes.

(vi) Upon the occurrence of a Permitted Project Event
that results in Permitted Project Event Proceeds, after
the  amounts of such proceeds have been used to fulfill
any and all mandatory redemption or mandatory repayment
obligations  pursuant to, as the case may be,  the  PFC
Indenture   or  the  debt  instrument  or   instruments
governing  the  project level financing (or  additional
Senior Indebtedness issued solely to finance such Permitted Project) of such Permitted Project, any and all excess proceeds shall be applied pro rata to the redemption of the Senior Secured Notes; and, to the extent that the instrument governing any additional
Senior Indebtedness of the Company and the Issuer outstanding at the date of the Mandatory Redemption so requires, to the redemption of such additional Senior
Indebtedness.

(_)   Redemption at Option of Holder.  (_)  Upon the
occurrence  of events described below, the Issuer  will
be  obligated to make an offer (a "Mandatory Redemption
Offer")  to  redeem  pro  rata the  outstanding  Senior
Secured Notes within 90 days of the occurrence of  such
events   (as   more  particularly  described   in   the
Indenture) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages and Additional Amounts, if any) to the redemption date:

(i) Upon the occurrence of an Approval Event of Default or a County Partners Event of Default that has had or is reasonably likely to have a Material Adverse
Effect, the Issuer shall be obligated to make a Mandatory Redemption Offer using any and all available monies to effect such Mandatory Redemption Offer (such amounts to include, but not be limited to, (a) all amounts in the Company Funds, (b) all amounts in the Issuer Funds and (c) all amounts available to the Issuer or the Company through the enforcement of the Collateral).

(ii) If the Luannan Facility Construction Cost is less than the Projected Luannan Facility Construction Cost, after using such excess funds to fund any deficits in the Issuer Funds, if any excess funds are remaining and the amount of such excess funds equals or exceeds $1.0 million, the Issuer shall be obligated to use such excess funds to make a Mandatory Redemption Offer to the Holders of the Senior Secured Notes.

(_)  Upon the occurrence of a Change of Control, each
Holder of Senior Secured Notes shall have the right  to
require the Issuer to repurchase all or any part (equal
to  $1,000  or  an integral multiple thereof)  of  such
Holder's  Senior Secured Notes pursuant  to  the  offer
described below (the "Change of Control Offer")  at  an
offer  price  in  cash equal to 101% of  the  aggregate
principal  amount  thereof  plus  accrued  and   unpaid
interest,  if  any, (including Liquidated  Damages  and
Additional  Amounts, if any) thereon  to  the  date  of
purchase  (the "Change of Control Purchase  Price")  in
accordance with paragraphs (b), (c) and (d) of  Section
7.28  of the Indenture.  The Issuer will mail a  notice
to   each   Holder   describing  the   transaction   or
transactions that constitute the Change of Control  and
offering to repurchase Senior Secured Notes pursuant to
the  procedures required by the Indenture and described
in  such  notice.   The  Issuer will  comply  with  the
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured
Notes as a result of a Change of Control.

(_)  On the earlier of (i) the 366th day after an Asset
Sale  by the Company or any of its Subsidiaries or (ii)
such  date  as  the Board of Directors of  the  Company
determines not to apply the Net Cash Proceeds  relating
to  such Asset Sale to an investment, the making  of  a
capital   expenditure  or  the  acquisition  of   other
tangible assets (or the Company determines not to cause its Subsidiary to apply the Net Cash Proceeds in such a manner), if the aggregate amount of Excess Proceeds exceeds $1.0 million, the Company or its Subsidiary, as the case may be, shall be subject to the following requirements:

(_)  in the event that the Company cannot then
incur   $1.00   of  additional  Permitted  Indebtedness
pursuant  to clause (v) of the definition of "Permitted
Indebtedness"  in  Appendix  A  of  the  Indenture  the
Company  or its Subsidiary will be required to make  an
offer  to purchase (the "Asset Sale Redemption  Offer")
from all Holders of Senior Secured Notes and holders of
additional  Senior  Indebtedness,  up  to   a   maximum
principal amount (expressed as a multiple of $1,000) of
Senior  Secured Notes and holders of additional  Senior
Indebtedness equal to the Excess Proceeds at a purchase
price  equal  to  100% of the principal amount  thereof
plus  accrued and unpaid interest (including Liquidated
Damages  and  Additional Amounts, if any)  thereon,  if
any,  to the date of purchase; in the event that  there
is  additional Senior Indebtedness outstanding  at  the
time   of  the  Asset  Sale  Redemption  Offer,  Excess
Proceeds shall be allocated to each issuance of  Senior
Indebtedness in accordance with the following  formula:
Excess Proceeds times a fraction, the numerator of which is the principal amount of the Senior Secured
Notes and the denominator of which is the sum of the principal amounts of all Senior Indebtedness which is subject to this requirement or a similar requirement under such Senior Indebtedness's governing instrument;
and

(_)  in the event that the Company can incur $1.00
of additional Permitted Indebtedness pursuant to clause
(v)  of the definition of "Permitted Indebtedness," the
Company  or its Subsidiary will be required to make  an
Asset  Sale Redemption Offer from all Holders of Senior
Secured   Notes   and  holders  of  additional   Senior
Indebtedness,   up   to  a  maximum  principal   amount
(expressed  as a multiple of $1,000) of Senior  Secured
Notes  and  holders  of additional Senior  Indebtedness
equal  to  the  Excess  Proceeds (Excess  Proceeds  for
purposes  of this clause (2) is limited to that  amount
of  the  Net  Cash Proceeds that equals  the  principal
amount  of Indebtedness incurred by the Issuer  or  the
Company  to acquire, develop, construct or finance  the
asset being sold) at a purchase price equal to 100%  of
the  principal amount thereof plus accrued  and  unpaid
interest  (including Liquidated Damages and  Additional
Amounts,  if  any)  thereon, if any,  to  the  date  of
purchase; in the event that there is additional  Senior
Indebtedness outstanding at the time of the Asset  Sale
Redemption Offer, Excess Proceeds shall be allocated to
each issuance of Senior Indebtedness in accordance with
the   following  formula:  Excess  Proceeds   times   a
fraction,  the  numerator of  which  is  the  principal
amount  of the Senior Secured Notes and the denominator
of  which  is the sum of the principal amounts  of  all
Senior   Indebtedness  which   is   subject   to   this
requirement or a similar requirement under such  Senior
Indebtedness's governing instrument.

(_)   Redemption for Taxation Reasons.  The Senior
Secured  Notes  may be redeemed, at the option  of  the
Issuer or the Company, as the case may be, in whole but
not  in  part,  at  a  redemption price  equal  to  the
principal  amount  thereof, together with  accrued  and
unpaid   interest  and  premium,  if  any,   (including
Liquidated Damages and Additional amounts, if any),  to
the  Tax Redemption Date, if the Issuer or the Company,
as the case may be, determines that, as a result of (i)
any  change  in, or amendment to, the laws or  treaties
(or  any regulations or rulings promulgated thereunder)
of  the  Cayman  Islands or the United States  (or  any
political  subdivision  or  taxing  authority  thereof)
which change or amendment becomes effective on or after
the  date of the Indenture, (ii) any change in position
regarding    the    application,   administration    or
interpretation  of such laws, treaties, regulations  or
rulings  (including a holding, judgment or order  by  a
court  of  competent  jurisdiction),  which  change  in
application,  administration or interpretation  becomes
effective  on  or after the date of the Indenture,  the
Issuer  or the Company, as the case may be, is,  or  on
the  next  interest payment date would be, required  to
pay  Additional Amounts, and the Issuer or the Company,
as  the  case  may  be, determines  that  such  payment
obligation  cannot  be avoided by  the  Issuer  or  the
Company,   as  the  case  may  be,  taking   reasonable
measures.

(_)    Notice of Redemption.  Notice of redemption
(other  than a Change of Control Offer) will be  mailed
at  least 30 days but not more than 60 days before  the
redemption  date  to each Holder whose  Senior  Secured
Notes  are  to  be redeemed at its registered  address.
Notice of a Change of Control Offer shall be mailed  by
the  Company or Issuer to the Holders not less than  30
days nor more than 45 days before the Change of Control
Payment  Date.   Senior Secured Notes in  denominations
larger than $1,000 may be redeemed in part but only  in
integral multiples of $1,000, unless all of the  Senior
Secured Notes held by a Holder are to be redeemed.   On
and after the redemption date interest ceases to accrue on the aggregate principal amount of the Senior Secured
Notes called for redemption.

(_)    Denominations, Transfer, Exchange.  The Senior
Secured  Notes may be issued initially in the  form  of
one  or  more  fully registered Global  Senior  Secured
Notes.  The Senior Secured Notes may also be issued  in
registered    form   without   coupons    in    minimum
denominations  of  $1,000  and  integral  multiples  of
$1,000.   The transfer of Senior Secured Notes  may  be
registered and Senior Secured Notes may be exchanged as
provided  in  the  Indenture.  The  Registrar  and  the
Trustee  may require a Holder, among other  things,  to
furnish appropriate endorsements and transfer documents
and  the  Issuer may require a Holder to pay any  taxes
and fees required by law or permitted by the Indenture.
The  Issuer need not exchange or register the  transfer
of  any  Senior  Secured Note or portion  of  a  Senior
Secured  Note selected for redemption.  Also,  it  need
not (i) register the transfer or exchange of any Senior
Secured  Notes during any period (a) beginning  at  the
opening  of  business on a Business Day 15 days  before
the  day  of any selection of Senior Secured Notes  for
redemption and ending at the close of business  on  the
day  of  selection or (b) beginning at the  opening  of
business  on a Business Day 15 days before an  Interest
Payment  Date  and ending on the close of  business  on
such  Interest  Payment  Date  or  (ii)  register   the
transfer  or  exchange  of  any  Senior  Secured   Note
selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

(_)    Persons Deemed Owners.  The registered Holder of
a Senior Secured Note may be treated as its owner for all purposes.

(_)    Amendment, Supplement and Waiver.  (_)  Without
the consent of the Holders of any Senior Secured Notes,
the  Indenture  may be amended or supplemented  (i)  to
establish   the   form  and  terms  of  Securities   of
additional  series; (ii) to convey,  transfer,  assign,
mortgage or pledge to the Trustee as security  for  the
Senior Secured Notes, any property or assets; (iii)  to
evidence  the assumption by a successor entity  to  the
Company  or  the  Issuer, and the  assumption  by  such
successor  entity  of  the  covenants,  agreements  and
obligations  of the Company and the Issuer pursuant  to
the  Indentures; (iv) to evidence the succession  of  a
new  Trustee;  (v)  in  certain circumstances,  to  add
further   covenants,   restrictions,   conditions    or
provisions  for  the  protection of  the  Holders,  and
related Events of Default for the breach thereof;  (vi)
to  cure any ambiguity, defect or inconsistency in  the
Indenture,  any Supplemental Indenture, or  the  Senior
Secured  Notes  which  shall not adversely  affect  the
interests of the Holders; (vii) to permit or facilitate
the  issuance of Senior Secured Notes in uncertificated
form; (viii) to comply with any requirement of the  SEC
to   effect  or  maintain  the  qualification  of   the
Indenture under the Trust Indenture Act; (ix) to provide for the issuance of a new series of Securities registered under the Securities Act in exchange for the Senior Secured Notes; (x) to make any other change that does not adversely affect the interest of the Holders of any series in any material respect.

(_) Subject to certain exceptions, the Indenture or the
Senior  Secured  Notes may be amended  or  supplemented
with the consent of the Holders of not less than a  51%
in   aggregate  principal  amount  of  all  series   of
Outstanding Securities (considered as one class) or if such amendment or supplement shall directly affect the rights of less than all series, the consent of the Holders of not less than a 51% in aggregate principal amount of all series so directly affected (considered as one class) (including a supplemental indenture changing the provisions of the Indenture with respect to change of control). The consent of the Holder of each Outstanding Security directly affected thereby, is required to:

(i)  change the Stated Maturity, Senior Secured Note
Payment Date, Senior Secured Note principal amount,  or
the  interest thereon or any premium payable, place  of
payment,  impair the right to institute  suit  for  the
enforcement  of any payments, change the dates  or  the
amounts of payments to be made through the operation of
the   sinking  fund  or  make  certain  other   changes
effecting   the   amount  and   timing   of   payments;
(ii) permit the creation or termination of Liens on property pledged under the Collateral Documents or deprive any Holder of the security afforded by the Lien of the Collateral Documents, except, in each case, to the extent expressly permitted by this Indenture or any of the Collateral Documents; (iii) release all or any substantial portion of the Collateral; (iv) reduce the percentage in principal amount of the Outstanding
Securities, or reduce the requirements with respect to quorum or voting; (v) modify any of the provisions of
Section  9.7 of the Senior Secured Notes Indenture;  or
(vi) amend, change or modify the obligation of the Issuer to make and consummate a Change of Control
Offer, or any of the provisions or definitions with respect thereto.

(_)  Defaults and Remedies.  Events of Default include:
           (i)   failure  by  the  Issuer  to  pay  the
principal and premium, if any, on any Security when the
same  becomes  due  and payable, whether  by  scheduled
maturity  or required prepayment or by acceleration  or
otherwise;   (ii)  failure by the  Issuer  to  pay  the
interest  (including Liquidated Damages and  Additional
Amounts, if any) on any Security when the same  becomes
due  and  payable,  whether by  scheduled  maturity  or
required  prepayment or by acceleration  or  otherwise,
for 15 or more days;  (iii) non-payment of any interest
on, or any principal of, the Issuer Loan by Pan-Western
when  the  same  becomes due and  payable,  whether  by
scheduled  maturity  or  required  prepayment   or   by
acceleration or otherwise, for 30 or more  days;   (iv)
failure  by  the  Company  to  pay  any  amount  it  is
obligated to pay pursuant to the terms of any Security,
when  the  same  becomes due and  payable,  whether  by
scheduled  maturity  or  required  prepayment   or   by
acceleration   or   otherwise;   (v)   any   agreement,
representation or warranty made by the Company  or  any
of  its  Subsidiaries in, respectively, the Indentures,
the  Issuer  Loan  Agreement or  the  Shareholder  Loan
Agreements or any representation, warranty or statement
in   any  certificate,  financial  statement  or  other
document  furnished to the Trustees by or on behalf  of
the  Company  or  any  of  its Subsidiaries  under  the
Indentures,  shall  prove  to  have  been   untrue   or
misleading in any material respect as of the time made,
confirmed   or  furnished  and  the  fact,   event   or
circumstance that gave rise to such inaccuracy has  had
or  is  reasonably  likely to have a  Material  Adverse
Effect  and  the  fact,  event  or  circumstance  shall
continue  to be uncured for 30 or more days  after  the
Company  or any of its Subsidiaries acquires notice  of
such  inaccuracy; provided that if the Company  or  any
such  Subsidiary commences efforts to cure  such  fact,
event  or  circumstance within such 30-day period,  the
Company  or any such Subsidiary may continue to  effect
such  cure of such fact, event or circumstance and such
misrepresentation  shall not  be  deemed  an  Event  of
Default  for  an  additional 60 days  so  long  as  the
Company  or  such Subsidiary, as the case  may  be,  is
diligently  pursuing  such cure; (vi)  failure  by  the
Company  or any of its Material Subsidiaries to perform
or  observe  its covenants contained in the  Indentures
relating  to  maintenance of existence, prohibition  on
fundamental changes, disposition of assets, limitations
on Indebtedness, limitations on Liens or distributions;
(vii)  failure  by the Company or any of  its  Material
Subsidiaries  to perform or observe any  of  the  other
covenants  contained  in  the  Indentures  or  in   the
Collateral  Documents and such failure  shall  continue
uncured   for  30  or  more  days  (including,  without
limitation,  covenants with respect  to  insurance  and
amendments  to Luannan Project Documents or  nature  of
business);  provided  that  if  the  Company  or   such
Material  Subsidiary  commences efforts  to  cure  such
default within such 30-day period, the Company or  such
Material Subsidiary may continue to effect such cure of
the  default  and such default shall not be  deemed  an
Event  of Default for an additional 60 days so long  as
the  Company or such Subsidiary is diligently  pursuing
the  cure;  (viii)  certain  events  of  bankruptcy  or
insolvency  involving  the  Company  or  any   Material
Subsidiary; (ix) the entry of one or more final and non-
appealable  judgment or judgments for  the  payment  of
money  in excess of $1.0 million (exclusive of judgment
amounts   fully  covered  by  insurance  or  indemnity)
against   the   Company   or  any   of   its   Material
Subsidiaries,  which remains unpaid or unstayed  for  a
period of 90 or more consecutive days;  (x) any Project
Document  (except  as  otherwise permitted  under  this
Indenture)  shall terminate or cease to  be  valid  and
binding  and  in full force and effect,  or  any  third
party  thereto  denies  that it has  any  liability  or
obligation  under  any such Project Document  and  such
third party ceases performance thereunder, or any third
party   is  in  default  under  such  Project  Document
(subject to any applicable grace period), and  in  each
case such cessation or default has had or is reasonably
likely  to  have a Material Adverse Effect;   (xi)  any
Luannan Financing Agreement shall terminate or cease to
be  valid  and  binding and in full force  and  effect;
(xii)  with respect to a Domestic Project,  or  to  the
extent  applicable, any Permitted Project, the loss  of
QF  Status, to the extent that such loss of  QF  Status
has  had  or  is reasonably likely to have  a  Material
Adverse Effect; (xiii) failure of any Joint Venture  to
perform  or  observe any of its material  covenants  or
obligations  contained in any of  the  Luannan  Project
Documents  if  such failure has had  or  is  reasonably
likely  to  have a Material Adverse Effect;  (xiv)  the
occurrence  of  any event resulting in the  payment  of
Domestic  Project  Event Proceeds or Permitted  Project
Event Proceeds that will result, in the opinion of  the
Consolidating  Financial  Analyst,  in  the   Company's
failure  to  meet  the following Debt Service  Coverage
Ratios  (after the application of such amounts  as  are
required  to  be  applied  pursuant  to  any  and   all
mandatory redemption or repayment obligations): (1) the
minimum  (or  lowest)  annual  projected  Company  Debt
Service  Coverage Ratio for the remaining term  of  the
Senior Secured Notes will not be less than 1.4 to 1 and
(2)   the   minimum   (or  lowest)   annual   projected
Consolidated  Debt  Service  Coverage  Ratio  for   the
remaining term of the Senior Secured Notes will not  be
less  than  1.15  to  1;   (xv)  the  Luannan  Facility
Construction  Schedule Certificate shall  at  any  time
contain a conclusion that the Luannan Facility  is  not
being  constructed  in  accordance  with  the  Approved
Construction Budget and Schedule or, if applicable,  an
Approved  Completion Plan;  (xvi) any of the Collateral
Documents  ceases to be effective or any  lien  granted
therein  ceases to be a perfected lien to the  Trustees
on  the  collateral described therein with the priority
purported  to  be  created thereby; provided  that  the
Company  or the Issuer, as the case may be, shall  have
15  days  to cure such cessation or to furnish  to  the
Trustees all documents or instruments required to  cure
such  cessation; or (xvii) any default under the Issuer
Loan Agreement and the Shareholder Loan Agreements that
has  had  or  is reasonably likely to have  a  Material
Adverse Effect and any default under the PFC Indenture,
the  Rosemary Indenture, the Brandywine Facility  Lease
and  any  other  default under any other  agreement  or
instrument  containing Indebtedness of  at  least  $2.5
million  of a Domestic Project or a Permitted  Project,
to the extent that any of the preceding defaults is not
waived.   If any Event of Default (other than an  Event
of Default described in clause (viii) above) occurs and
is  continuing, the Trustee shall declare all interest,
principal and premium (including Liquidated Damages and
Additional Amounts, if any) on the Senior Secured Notes
to be immediately due and payable, if the Holders of at
least  25%  in principal amount of the then outstanding
Senior  Secured Notes have notified the Issuer and  the
Trustees in writing.  Notwithstanding the foregoing, in
the  case  of an Event of Default arising from  certain
events of bankruptcy or insolvency with respect to  the
Company,   any   of  its  Material  Subsidiaries,   all
outstanding  Senior Secured Notes will become  due  and
payable  without further action or notice.  Holders  of
the  Senior Secured Notes may not enforce the Indenture
or  the Senior Secured Notes except as provided in  the
Indenture.  Subject to certain limitations, Holders  of
a  majority in principal amount of the then outstanding
Senior  Secured  Notes may direct the  Trustee  in  its
exercise  of  any  trust  or power.   The  Trustee  may
withhold from Holders of the Senior Secured Notes notice of any continuing Default or Event of Default
(except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

(_)   Trustee Dealings with Issuer.  The Indenture
contains  certain  limitations on  the  rights  of  the
Trustee,  should it become a creditor of the Issuer  or
the  Company,  to obtain payment of claims  in  certain
cases,  or  to realize on certain property received  in
respect  of  any such claim as security  or  otherwise.
The  Trustee  will  be permitted  to  engage  in  other
transactions;  however, if it acquires any  conflicting
interest  it  must  eliminate such conflict  within  90
days, apply to the SEC for permission to continue or resign.

(_)  No Recourse Against Others.  No director, officer,
or  stockholder of the Issuer, as such, shall have  any
liability  for any obligations of the Issuer under  the
Senior Secured Notes or the Indenture or for any  claim
based  on,  in  respect  of,  or  by  reason  of,  such
obligations or their creation.  Each Holder  of  Senior
Secured  Notes,  by  accepting a Senior  Secured  Note,
waives and releases all such liability.  The waiver and
release  are part of the consideration for issuance  of
the  Senior  Secured Notes.  Such  waiver  may  not  be
effective  to  waive  liabilities  under  the   federal
securities laws and it is the view of the SEC that such a waiver is against public policy.

(_)   Authentication.  This Senior Secured Note shall
not   be   valid  until  authenticated  by  the  manual
signature of the Trustee or an authenticating agent.

(_)   GOVERNING LAW.  THIS SENIOR SECURED NOTE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK. THE ISSUER HEREBY IRREVOCABLY
SUBMITS  TO  THE NONEXCLUSIVE JURISDICTION OF  ANY  NEW
YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN
THE  CITY  OF NEW YORK OR ANY FEDERAL COURT SITTING  IN
THE  BOROUGH  OF MANHATTAN IN THE CITY OF NEW  YORK  IN
RESPECT  OF ANY SUIT, ACTION OR PROCEEDING ARISING  OUT
OF  OR  RELATING  TO  THIS  SENIOR  SECURED  NOTE,  AND
IRREVOCABLY  ACCEPTS FOR ITSELF AND IN RESPECT  OF  ITS
PROPERTY,  GENERALLY AND UNCONDITIONALLY,  JURISDICTION
OF   THE  AFORESAID  COURTS.   THE  ISSUER  IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO  SO
UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR
HEREAFTER HAVE TO THE LAYING OF THE VENUE OF  ANY  SUCH
SUIT,  ACTION OR PROCEEDING BROUGHT IN ANY  SUCH  COURT
AND  ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING
BROUGHT  IN  ANY  SUCH COURT HAS  BEEN  BROUGHT  IN  AN
INCONVENIENT FORUM.

(_)   Abbreviations.  Customary abbreviations may be
used  in the name of a Holder or an assignee, such  as:
TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
Custodian),  and  U/G/M/A (= Uniform  Gifts  to  Minors
Act).

(_)   Additional Rights of Holders of Transfer
Restricted  Securities.   In  addition  to  the  rights
provided  to Holders of Senior Secured Notes under  the
Indenture, Holders of Transferred Restricted Securities
shall have all the rights set forth in the Registration
Rights Agreement dated as of the date of the Indenture,
between  the  Company  and the  parties  named  on  the
signature  pages  thereof  (the  "Registration   Rights
Agreement").

(_)   Collateral Documents.  As provided in the
Indenture  and the Collateral Documents and subject  to
certain  limitations set forth therein, the Obligations
of  the Issuer and the Company under the Indentures and
the  Collateral Documents are secured by the Collateral
as  provided in the Collateral Documents.  Each Secured
Party, by accepting a Senior Secured Note, agrees to be
bound  to  all  the  terms and provisions  of,  and  is
entitled  to the benefits of, the Collateral Documents,
as  the  same  may be amended from time to  time.   The
Liens  created under the Collateral Documents shall  be
released  upon the terms and subject to the  conditions
set   forth   in  the  Indentures  and  the  Collateral
Documents.

(_)   Senior Secured Notes Guarantee.  This Senior
Secured Note is entitled to the benefits of the  Senior
Secured Notes Guarantee of the Company.  Upon the terms
and   subject  to  the  conditions  set  forth  in  the
Indentures and the Senior Secured Notes Guarantee,  the
Company  has  unconditionally guaranteed  on  a  senior
secured  basis that the principal of, and  premium,  if
any   (including  Liquidated  Damages  and   Additional
Amounts,  if  any), and interest on the Senior  Secured
Notes  will  be duly and punctually paid in  full  when
due, whether at maturity, by acceleration or otherwise,
and interest on overdue principal, and premium, if any,
and  (to the extent permitted by law) interest  on  any
interest, if any, on the Senior Secured Notes  and  all
other  Obligations of the Issuer to the Secured Parties
or  the  Trustee under the Senior Secured Notes or  the
Indenture   (including   fees,   expenses   or    other
obligations)  will  be  promptly  paid   in   full   or
performed.

(_)   CUSIP Numbers.  Pursuant to a recommendation
promulgated  by  the  Committee  on  Uniform   Security
Identification Procedures, the Issuer has caused  CUSIP
numbers  to be printed on the Senior Secured Notes  and
the  Trustee  may  use  CUSIP  numbers  in  notices  of
redemption   as   a   convenience   to   Holders.    No
representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.
Requests may be made to:

                         Panda Global Energy Company
                         c/o Panda Energy International, Inc.
                         4100 Spring Valley Road
                         Suite 1001
                         Dallas, Texas  75244
                         Attention:  General Counsel


                        ASSIGNMENT FORM


    To assign this Senior Secured Note, fill in the form below:
(I) or (we) assign and transfer this Security to



      (Insert assignee's Social Security or tax I.D. No.)












     (Print or type assignee's name, address and zip code)


and irrevocably appoint
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.





Date:


                   Your Signature:
                   (Sign exactly as your name appears on the face of this Security)


                   Signature Guarantee:*

               OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Senior Secured Note purchased by the Issuer pursuant to Section 2.5(c) of the First Supplemental Indenture or Section 7.21 or
7.28 of the Indenture, check the appropriate box below:


      Section 2.5(c)      Section 7.21       Section 7.28


         If you want to elect to have only part of the Senior Secured Note purchased by the Issuer pursuant to
Section  2.5(c) of the First Supplemental Indenture  or
Section  7.21  or  7.28  of the  Indenture,  state  the
principal  amount  at  maturity  you  elect   to   have
purchased:  $______________



Date:               Your Signature:
                   (Sign exactly as your name appears on the face of this Security)


                   Signature Guarantee:*


         SCHEDULE OF EXCHANGES OF DEFINITIVE SENIOR SECURED NOTES

              [To be attached to Global Senior Secured Note]


         The following exchanges of a part of this Global Senior Secured Note for definitive Senior Secured Notes have been made:


    Date of      Amount of    Amount of      Principal     Signature of
   Exchange       decrease   increase in     Amount of      authorized
                     in       Principal     this Global     officer of
                 Principal      Amount          Note          Trustee
                   Amount      of this       following        or Note
                  of this    Global Note   such decrease     Custodian
                   Global                  (or increase)
                    Note



                                                       SCHEDULE I

                           Form of Senior Secured Notes Guarantee


                 Senior Secured Notes Guarantee


           The Company, as primary obligor and not merely as surety, hereby irrevocably, fully and unconditionally guarantees on a senior secured basis to each Holder of a Senior Secured Note authenticated and delivered by the Senior Secured Notes Trustee and to the Trustee and their successors and assigns, irrespective of the validity and enforceability of the Indentures, the Senior Secured Notes or the obligations of the Company and the Issuer hereunder or thereunder: (a) the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Issuer under the Senior Secured Notes Indenture and the Senior Secured Notes, whether for principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any), on the Senior Secured Notes, expenses, indemnification or otherwise; and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Company shall be obligated to pay the same immediately.

           The Company hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes or the Indentures, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Senior Secured Notes Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and the Indentures. If any Holder or the Trustee is required by any court or otherwise to return to the Company, or any custodian, trustee, liquidator or other similar official acting in relation to the Company, any amount paid by either to the Trustee or such Holder, this Senior Secured Notes Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Company agrees that it shall not be entitled to any right of subrogation in relation to the Holders of the Senior Secured Notes Guarantee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Company and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuer's obligations under the Senior Secured Notes and the Senior Secured Notes Indenture and shall inure to the benefit of the Trustee and the Holders of Senior Secured Notes Guarantee and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of the Senior Secured Notes Guarantee or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, if the Company and the Issuer satisfy the provisions of Section 6.3 of the Indentures the Company shall be released of its obligations hereunder. This is a Guarantee of payment and not a guarantee of collection.

          This Senior Secured Notes Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Secured Note upon which this Senior Secured Notes Guarantee is noted shall have been executed by the Senior Secured Notes Trustee under the Senior Secured Notes Indenture by the manual signature of one of its authorized officers.

          Capitalized terms used herein have the same meanings given in the Indentures unless otherwise indicated.


                              PANDA GLOBAL HOLDINGS, INC.


                              By:_____________________________
                                   Name:
                                   Title:


This is one of the Senior Secured
Notes referred to in the within-
mentioned Indenture:


BANKERS TRUST COMPANY,
as Trustee

By_________________________________
     Authorized Signatory
_______________________________
*/   Participant in a recognized Signature Guarantee Medallion
Program (or other signature guarantor acceptable to the Trustee).

*/   Participant in a recognized Signature Guarantee Medallion
Program (or other signature guarantor acceptable to the Trustee).